SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 4, 2004

Date of report (Date of earliest event reported)

ON SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Required FD Disclosure.

In order to furnish an exhibit for incorporation by reference into the Registration Statement on Form S-3 (File No. 333-111702) of ON Semiconductor Corporation (the “Company”), previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on January 12, 2004, the Company is filing an Underwriting Agreement dated February 3, 2004, among the Company, TPG Semiconductor Holdings LLC and Morgan Stanley & Co. Incorporated and Credit Suisse First Boston LLC, as representatives of the underwriters named therein, as Exhibit 1.1.

In connection with the above, the Company is filing as Exhibit 99.1 a copy of the news release issued February 4, 2004 announcing the pricing of its common stock offering.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 3, 2004, among ON Semiconductor Corporation, TPG Semiconductor Holdings LLC and Morgan Stanley & Co. Incorporated and Credit Suisse First Boston LLC, as representatives of the underwriters named therein.

99.1	News release from ON Semiconductor Corporation dated February 4, 2004 titled “ON Semiconductor Announces Pricing of Common Stock Offering.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date:	February 4, 2004	By:	/s/ DONALD A. COLVIN

Donald A. Colvin Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 3, 2004, among ON Semiconductor Corporation, TPG Semiconductor Holdings LLC, Morgan Stanley & Co. Incorporated and Credit Suisse First Boston LLC, as representatives of the underwriters named therein.

99.1	News release from ON Semiconductor Corporation dated February 4, 2004 titled “ON Semiconductor Announces Pricing of Common Stock Offering.”

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